EXHIBIT 10.01

SIXTH AMENDMENT LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of September l, 2017 (the "Effective Date"), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation ("Borrower"), and MIDFIRST BANK, a federally charted savings association ("Lender").

BACKGROUND RECITALS

A.                 Borrower and Lender are parties to that certain Loan Agreement dated as of December 1, 2015, as amended by that certain First Amendment to Loan Agreement dated as of March 10, 2016, as amended by that certain Second Amendment to Loan Agreement dated as of June 15, 2016, as further amended by that certain Third Amendment to Loan Agreement dated as of June 28, 2016, as further amended by that certain Fourth Amendment to Loan Agreement dated as of February 7, 2017, and as further amended by that certain Fifth Amendment to Loan Agreement dated as of June 15, 2017 (the "Fifth Amendment") (as amended, the "Loan Agreement"). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.                 Borrower has submitted a "Request for Increase" pursuant to the Fifth Amendment and has requested that Lender increase the Maximum Revolving Principal Amount from $10,000,000 to $15,000,000, and Lender has agreed to such request, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                   INCREASE OF REVOLVING LOAN.

1.1.    Maximum Revolving Principal Amount. Subject to the terms and conditions set forth in this Amendment, and the terms and conditions for a "Request for Increase" set forth in Section 1.4 of the Fourth Amendment (including, without limitation, that no Event of Default shall exist), Lender hereby agrees to increase the Maximum Revolving Principal Amount from $10,000,000 to $15,000,000. Accordingly, the definition of Maximum Revolving Principal Amount appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"Maximum Revolving Principal Amount" means $15,000,000.00, or if the Termination Date has occurred (and has not been extended by Lender in writing in its sole discretion), $0.

1.2.    Replacement Revolving Note. Borrower shall make, execute and deliver a replacement Promissory Note (Revolving Loan) in the form of Exhibit A attached hereto (the "Replacement Revolving Note") payable to Lender in the principal amount of $15,000,000. From and after the Effective Date, all references in the Loan Agreement or any other Loan Documents to the Promissory Note evidencing the Revolving Loan or the Revolving Note shall be deemed references to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor.

2.	OTHER MODIFICATIONS TO LOAN AGREEMENT.

2.1.    Eligible Inventory. The definition of "Eligible Inventory" appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

"Eligible Inventory" means all inventory of Borrower, except for any Inventory:

(i)	Inventory classified as "long term" or "noncurrent" on Borrower's balance sheet;

(ii)	Inventory classified as Supplies, Displayers, Racks or Kits;

(iii)	Inventory older than one year;

(iv)	Inventory classified as obsolete goods, damaged goods and/or goods not readily marketable;

(v)	Inventory in transit;

(vi)	Inventory held by Borrower on consignment;

(vii)	Inventory subject to any floor planning arrangement;

(viii)	Inventory in which any Person other than Lender has a purchase money security interest or any other security interest, lien or claim;

(ix)	Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. § 215;

(x)	Inventory that is subject to any agreement which would restrict Lender's ability to sell or otherwise dispose of the same;

(xi)	Inventory located outside the United States of America;

(xii)	To the extent Inventory is in the custody of third party venders; and

(xiii)	Inventory consisting of returned or repossessed goods.

2.2.	Appraisals. A new subsection (z) is hereby added to Section 4.1 of the Loan Agreement to read as follows:

(z)       Appraisals. Permit Lender, through its authorized agents and representatives (who need not be employees of Lender), to conduct periodic appraisals or reappraisals of Borrower's properties (including, without limitation, the Property). Except during any Event of Default Period, such appraisals or reappraisals will be conducted no more than once per calendar year. Borrower will pay all costs and expenses incurred by Lender in connection with each appraisal or reappraisal.

2.3.    Additional Covenants. A new subsection (aa) is hereby added to Section 4.1 of the Loan Agreement to read as follows:

(aa) Information Technology. Maintain an adequately trained and staffed information technology {IT) department capable of maintaining and updating Borrower's e-commerce website and accounting systems, including in the event Lender exercises any of its remedies under any Loan Document, including any the sale of any Collateral, and Borrower agrees that any online sale where Lender or its agent uses Borrower's domain name, e-commerce website and accounting systems for a period of eight weeks is commercially reasonable. Borrower further covenants and agrees that upon request by Lender, Borrower shall promptly (but in any event not later than IO days) provide Lender with access to its information technology systems (including domain names, website hosting, e-commerce systems, accounting software and access to applicable staff and contractors), including without limitation administrator credentials and other relevant information, and not make any change thereto without first notifying Lender in writing.

3.	CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

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3.1.    Execution of Amendment Documents. The following documents (collectively, the "Amendment Documents") shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender:

(a)	this Amendment; and

(b)	the Replacement Revolving Note.

3.2.    Opinion of Counsel. Lender shall have received a favorable opinion of counsel, in form and substance satisfactory to Lender and its counsel, covering the matters requested by Lender.

3.3.	Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.    Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

4.2.	Additional Representations and Warranties.

4.2.1.        Power; Transactional Authority; Enforceability. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment. Borrower has duly executed and delivered this Amendment. This Amendment constitutes Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by this Amendment, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

4.2.2.        No Violation; No Consent. Borrower's execution, delivery and performance of this Amendment, and compliance with the terms and provisions of the Loan Documents, as amended by this Amendment, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or Borrower's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of the Property or Borrower's other assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of incorporation or other documents and agreements governing Borrower's existence, management or operation. Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by the Amendment Documents.

4.2.3.        Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

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4.2.4.        Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

4.2.5.        No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

5.	MISCELLANEOUS.

5.1.    Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

5.2.    No Course of Dealing; Past Acceptance. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested. Lender acknowledges that Lender and its agents in the past may have accepted, without exercising the remedies to which Lender was entitled, payments and performance by Borrower that constituted Events of Default under the Loan Documents. Borrower acknowledges that no such acceptance or grace granted by Lender or its agents in the past, or Lender's agreement to the modifications evidenced hereby, has in any manner diminished Lender's right in the future to insist that Borrower Parties strictly comply with the terms of the Loan Documents, as modified by the terms of this Amendment. Furthermore, Borrower specifically acknowledges that any future grace or forgiveness of any Events of Default shall not constitute a waiver or diminishment of any right of Lender with respect to any future Event of Default, whether or not similar to any Event of Default with respect to which Lender has in the past chosen, or may in the future choose, not to exercise all of the rights and remedies granted to it under the Loan Documents.

5.3.    Release. Borrower hereby releases, remises, acquits and forever discharges Lender and any co-lender or loan participant, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, liens, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses of any and every character (collectively, "Claims"), known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the other Loan Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, lack of consideration, fraudulent transfer and lender liability, that it now has or may hereafter have against any Released Party, and hereby agrees to indemnify and hold harmless Lender and each other Released Party for all Claims that any Person may bring against any such Released Party that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OR STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

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5.4.    Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

5.5.    No Modification. This Amendment along with the Loan Documents supersedes and merges all prior and contemporaneous promises and agreements. No modification of this Amendment or any other Loan Document, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. The Parties further agree that the Loan Agreement, as amended by this Amendment, may not in any way be explained or supplemented by a prior, existing or future course of dealings between the Parties or by any prior, existing, or future performance between the Parties pursuant to this Amendment, the Loan Agreement or otherwise.

5.6.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

5.7.    Applicable Law. The Amendment Documents and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts oflaw).

5.8.    Counterparts; Misceilaneous. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument. This Amendment is a Loan Document. Time is of the essence with respect to this Amendment. The Parties acknowledge and confirm that each of their respective attorneys has participated or has had the opportunity to participate jointly in the review and revision of this Amendment and that it has not been written solely by counsel for one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party will not favor either Party against the other. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties and their successors and assigns.

5.9.    Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the other Amendment Documents and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the Effective Date.

Borrower:	EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

	By:	Name: Randall W. White
	Title:	Chairman, President and CEO

BORROWER'S SIGNATURE PAGE
TO

SIXTH AMENDMENT TO LOAN AGREEMENT

Lender:	MIDFIRST BANK, a federally chartered savings association

By:
Name
	Title:	Senior Vice President

LENDER'S SIGNATURE PAGE
TO

SIXTH AMENDMENT TO LOAN AGREEMENT

EXHIBIT A

REPLACEMENT REVOLVING NOTE

(See attached.)